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EXHIBIT 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Hassan M. Ahmed, President and Chief Executive Officer of Sonus Networks, Inc., certify that:

1.
I have reviewed this annual report on Form 10-K for the period ended December 31, 2003 ("Annual Report") of Sonus Networks, Inc. (the "Registrant");

2.
Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3.
Omitted;

4.
Omitted; and

5.
Omitted.

Date: March 15, 2004	/s/ HASSAN M. AHMED Hassan M. Ahmed President and Chief Executive Officer

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CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002